UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 19, 2025, Protagenic Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on May 15, 2025, the Company entered into the Share Exchange Agreement (the “Exchange Agreement”) with Alterola Biotech Inc., a Nevada corporation (“Alterola”), EMC2 Capital LLC, a Wyoming limited liability corporation (“EMC2”), the preferred stockholders of Phytanix set forth on Schedule A thereto (the “Preferred Stockholders”) and Colin Stott, as “Seller’s Representative (as defined therein), pursuant to which the Company acquired 100% of the issued and outstanding common shares of Phytanix Bio, a Nevada corporation (“Phytanix”) (such transaction, the “Combination”). Prior to the Combination, Alterola and EMC2 collectively owned 100% of the issued and outstanding shares of the common shares of Phytanix (the “Shares”), and the Preferred Stockholders collectively owned 100% of the issued and outstanding shares of Series A convertible preferred shares of Phytanix (the “Preferred Shares”).

This Current Report on Form 8-K/A, amends Item 9.01 of the Original Form 8-K to include the financial statements and unaudited pro forma financial information required by Items 9.01(a) and (b) of Form 8-K, respectively, which were not included in the Original Form 8-K pursuant to Items 9.01(a)(3) and (b)(2) of Form 8-K.

The pro forma financial information included in this Current Report on Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Phytanix would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the acquisition.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included at the end of this report. This discussion and other parts of this report contain forward-looking statements that involve risks and uncertainties such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk factors” section of this report, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The discussion and analysis of our financial condition and results of operations are based on Protagenic’s financial statements which Protagenic has prepared in accordance with U.S. generally accepted accounting principles. These financial statements are based on the historical financial statements of Phytanix Bio, Inc, the accounting acquirer in the reverse acquisition under ASC 805-40 that the Company completed on May 15, 2025. The preparation of these financial statements requires Protagenic to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, Protagenic evaluates such estimates and judgments, including those described in greater detail below. Protagenic bases its estimates on historical experience and on various other factors that Protagenic believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We expect to continue to incur significant expenses and minimal positive net cash flows from operations or negative net cash flows from operations for the foreseeable future, and those expenses and losses may fluctuate significantly from quarter-to-quarter and year-to-year. We anticipate that our expenses will fluctuate substantially as we:

●	continue our ongoing preclinical studies, clinical trials and our product development activities for our pipeline of product candidates;

●	seek regulatory approvals for any product candidates that successfully complete clinical trials;

●	continue research and preclinical development and initiate clinical trials of our other product candidates;

●	seek to discover and develop additional product candidates either internally or in partnership with other pharmaceutical companies;

●	adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

●	maintain, expand and protect our intellectual property portfolio; and

●	incur additional legal, accounting and other expenses in operating as a public company.

Recent Events

Acquisition of five preclinical drug candidate assets

As a result of the Exchange Agreement with Alterola Biotech Inc., (see Explanatory Note above), the company acquired five preclinical drug candidate assets and five new employees, all of whom were working for or affiliated with the Alterola subsidiary known as Phytanix Bio, Inc. The drug candidate assets expanded our pipeline into multiple therapeutic areas beyond the target markets of PT00114, supported by an intellectual property portfolio. The acquired drug candidate assets consist of the following programs:

PHYX-001: Kv7.2/7.3 Agonist for Epilepsy and Mood Disorders

PHYX-001 is an in-licensed Kv7.2/7.3 agonist (non-cannabinoid) epilepsy asset that shares the same mechanism of action as compounds currently in late-stage development, including BVH-7000 and XEN1101. These comparator molecules are in Phase 3 clinical trials for focal onset seizures (FOS), generalized tonic-clonic seizures (GTCS), and major depressive disorder (MDD). XEN1101 (Azetukalner) has demonstrated encouraging efficacy and safety in Phase 2 studies (French et al., 2023). The intellectual property covering PHYX-001 includes two patent families (PHB0001 and PHB0002) related to our platform of potassium channel modulators with coverage in epilepsy. Patent family PHB0001 includes a granted U.S. patent expiring in June 2037. Patent family PHB0002 includes a granted U.S. patent and a pending European application, which, if granted, would cover up to 39 countries and extend until December 2038. These protections provide a substantial runway for development, and additional analogs may be introduced into the pipeline to further expand this franchise.

PHYX-002: Cannabinoid-Based Therapeutics

PHYX-002 is an internally developed cannabinoid asset with the potential to address a wide range of therapeutic areas. The Company anticipates further intellectual property filings as this program advances, with the goal of developing a product with improved potency and lower dosing requirements compared to currently available cannabinoid medicines, including Epidiolex. Potential clinical indications span epilepsy, schizophrenia, autism spectrum disorder, anxiety, depression, and cardiovascular disorders. Because this program involves new proprietary molecules, we anticipate the possibility of restarting the intellectual property “clock,” which could extend the exclusivity horizons if composition-of-matter claims are obtained.

PHYX-003: Anti-Obesity Candidate

PHYX-003 is an internally developed preclinical asset targeting obesity. New intellectual property is being generated around this program, including potential composition-of-matter patents (which, if granted, would establish ownership of the underlying molecule), therapeutic use patents, synthetic route patents, and formulation patents.

The program is designed to potentially enhance weight-loss outcomes compared with current blockbuster therapies such as tirzepatide (Mounjaro/Zepbound) and semaglutide (Ozempic/Wegovy). Given the rapid growth and high level of unmet need in the global obesity market, PHYX-003 could represent a significant opportunity for the Company.

PHYX-004: Cannabis Extract for Bladder Pain Syndrome / Interstitial Cystitis

PHYX-004 is an internally developed cannabis-derived extract in preclinical development for the treatment of bladder pain syndrome / interstitial cystitis. Intellectual property is expected to be generated in several categories, including extraction methodology (process patents), extract composition, formulation, and therapeutic use claims. There is a significant unmet medical need in this indication, particularly due to limitations associated with the current standard of care, Elmiron. As such, PHYX-004 has the potential to address a patient population with few effective therapeutic options.

PHYX-005: Modified Stilbenoid Program for Central Nervous System (CNS) and Inflammatory Indications

PHYX-005 is an internally developed stilbenoid-based asset with potential applications in central nervous system and inflammatory conditions, including treatment-resistant seizures. The intellectual property portfolio supporting this program includes two patent families (PTX0001 and PTX0002). Patent family PTX0001 includes UK patent GB2609814, which provides composition-of-matter and medical use coverage extending until March 2041. Corresponding applications have been filed in Europe, Australia, Brazil, Canada, China, Israel, India, Japan, Republic of Korea, Mexico, the United States, South Africa, and the United Kingdom. Grants are anticipated shortly in the U.S., Europe, Australia, and Canada. The PTX0002 patent family remains pending and is expected to expand coverage through composition-of-matter and medical use filings. Collectively, these protections support a long-term platform around modified stilbenoids, complementing our cannabinoid-based portfolio.

In addition to the drug candidate assets, the Exchange Agreement brought two new senior level employees into the Company, (i) Barrett Evans as Chief Executive Officer and President and (ii) Colin Stott as Chief Operating Officer.

The acquisition of the five preclinical drug candidate assets via the Exchange Agreement meaningfully broadened our product pipeline across neurology, psychiatry, obesity, urology, and inflammation. Each program is supported by an emerging intellectual property estate designed to provide durable protection. While all five assets remain at the preclinical stage and carry the associated risks of early development, they present multiple strategic opportunities to address large markets with unmet medical needs.

Notice of Delisting and Related Actions

On July 24, 2024, the Company received a deficiency letter (the “Notification Letter”) from the Nasdaq Listing Qualifications (“Nasdaq”) stating that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Notification Letter states that the Company has 180 calendar days, or until January 20, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s closing bid price of the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of ten consecutive business days.

On January 22, 2025, Nasdaq provided a notice to the Company that the Company had not regained compliance with Rule 5550(a)(2) and is not eligible for a second 180 calendar day compliance period as the Company does not comply with the requirements for initial listing on The Nasdaq Capital Market. This notification is part of the ongoing discussions with the Nasdaq Hearings Panel (the “Panel”) regarding the Company’s listing status, and the Company included this matter in its presentation to the Panel on January 30, 2025.

On February 19, 2025, the Company received a hearing panel decision from Nasdaq (Nasdaq Listing Qualifications Hearings Docket No. NQ 7072C-25) indicating that its provisional plan for regaining compliance with the Nasdaq listing requirements had been accepted. For continued listing on the Nasdaq Capital Market, the Company has until April 28, 2025 to: (1) demonstrate compliance with Nasdaq Rules 5550(a)(2) and 5550(b)(2), (2) file a public disclosure describing any transactions undertaken by the Company to increase its equity and provide and indication of its equity following those transactions, and (3) provide the Panel with an update on its fundraising plans and updated income projections for the next 12 months.

On April 18, 2025, the Company held a Special Meeting of Shareholders in which the Shareholders voted to authorize a reverse split of a magnitude between 1-for-10 and 1-for-20, for the purpose of increasing the chances of the Company regaining compliance with Nasdaq Listing Rule. 5550(a)(2). The Board determined that the best ratio to use was 1-for-14, because it would be the highest ratio that maintained at least 500,000 shares remaining in the Company’s public float, while maximizing the Company’s likely price per share.

On April 25, 2025, the Company provided an update to Nasdaq on its plans for both minimum bid compliance and capital raising, along with a request for an extension on the April 28, 2025 deadline. The update included that the 1-for-14 reverse split would be effective May 5, 2025, and the company had engaged a syndicate of two underwriters to market and implement an equity financing for the purpose of raising enough capital to comply with Nasdaq Listing Rule 5810(c)(3)(A). On May 1, 2025, Nasdaq provided a response to the Company’s representative that the Panel has approved the Company’s extension request. As a result, the Company believes that it should be able to achieve a minimum bid price for 10 days above $1 by May 16, 2025, and the shareholder equity compliance by May 19, 2025.

On June 17, 2025, the Company received a letter from Nasdaq stating that the Nasdaq Hearings Panel found the Company in compliance with Listing Rules 5550(a)(2), 5550(a)(4), 5550(b)(1), and 5620(a), the Bid Price, Public Float, Equity and Annual Shareholder Meeting Rule, respectively as required by the February 19, 2025, decision. The letter also stated that pursuant to Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of this letter. If, within that one-year monitoring period, Staff finds the Company again out of compliance with the Equity Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter, and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C). The Company’s securities may be at that time delisted from Nasdaq.

On August 20, 2025, the “Company received a notification letter (the “Notification Letter”) from the Nasdaq Listing Qualifications department (“Nasdaq”) stating that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notification Letter states that the Company has 60 calendar days to submit a plan to regain compliance and if Nasdaq accepts such plan, they can grant an exception of up to 180 calendar days from the Form 10-Q’s due date (or until February 17, 2026).

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on August 14, 2025 (the “Form 12b-25”), the Company was unable to file the Form 10-Q within the prescribed period without unreasonable effort or expense. The Company is working a restructuring plan and related accounting and disclosures. Such procedures are being completed with Audit Committee oversight and consultation with the Company’s external advisors. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of such procedures but was unable to file the Form 10-Q by August 19, 2025, the end of the extension period provided by the Form 12b-25.

The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable and currently expects to submit a plan of compliance with Nasdaq and/or file the Form 10-Q within the 60-day period granted by Nasdaq in the Notification Letter. However, there can be no assurance that a plan of compliance will be submitted within such period, the Form 10-Q will be filed within such period, Nasdaq will grant the Company an exception of up to 180 calendar days from the Form 10-Q’s due date, or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq.

Change of Fiscal Year

On August 7, 2025, the Board approved a change in the Company’s fiscal year-end from December 31 to March 31, effective immediately. The Company intends to file a transition report on Form 10-QT with the Securities and Exchange Commission for the transition period beginning April 1, 2025 and ending June 30, 2025.

Change of Certifying Accountant

On August 7, 2025, MaloneBailey, LLP (“MaloneBailey”) was dismissed as the independent registered public accounting firm of the Company. On August 7, 2025, the Audit Committee of the Board of Directors of the Company was directed to engage GreenGrowth CPAs (“Green Growth”) to serve as the Company’s independent registered public accounting firm. The decision to change auditors was approved by the Company’s Board of Directors.

During the fiscal year ended December 31, 2024 and the subsequent interim period through August 7, 2025, the date of the dismissal of MaloneBailey, there were no disagreements with MaloneBailey, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle except that MaloneBailey’s report for the fiscal year ended December 31, 2024 contained an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern. Also, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the two fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through August 7, 2025, neither the Company nor anyone acting on its behalf has consulted with Green Growth with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Green Growth concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof.

Corporate Restructuring

On August 8, 2025, the Board of Directors (the “Board”) approved a focused restructuring plan (the “Restructuring Plan”) to transition to a virtual operating model and concentrate capital on the Company’s highest-priority clinical program(s). In approving the Restructuring Plan, the Board determined that a disciplined cost structure and a sharper focus on near-term value inflection are in the best interests of the Company and its stockholders.

Under the Restructuring Plan, the Company (i) temporarily suspended expenditures related to its preclinical programs described above and (ii) initiated a process to evaluate strategic alternatives for those programs, including partnerships and/or out-licensing, with the objective of advancing them with appropriate external funding while preserving cash for the Company’s lead clinical assets. By doing so, the Company reduced operating expenses, overhead, and headcount primarily associated with preclinical activities.

When fully implemented, the Restructuring Plan is expected to reduce annualized operating expenses by approximately $8 million. The Company expects to incur one-time charges in connection with the Restructuring Plan; however, because key actions remain in process, the Company cannot reasonably estimate the total amount or timing of such charges at this time and will provide an update in a subsequent filing once such amounts are estimable.

In connection with the Restructuring Plan, the Board a terminated the employment of (i) Barrett Evans as Chief Executive Officer and President and (ii) Colin Stott as Chief Operating Officer, in each case effective immediately. Messrs. Evans and Stott remain members of the Company’s Board of Directors. Any severance or other compensatory agreements, if applicable, will be disclosed when determined. Workforce reductions also included the certain roles primarily associated with preclinical operations, regulatory affairs, and intellectual property functions.

In total, the Restructuring Plan was designed to accomplish three things:

1. Clinical focus. The Company will allocate available resources to efficiently execute the ongoing Phase 2 clinical trial of PT00114 (peptide analogue), which the Company currently expects to complete in approximately 9 to 12 months, subject to enrollment and other customary factors.

2. Preclinical programs paused. All preclinical programs originated with former Phytanix Bio (PHYX-001, PHYX-002, PHYX-003, PHYX-004, and PHYX-005) were paused. The Company will actively pursue strategic alternatives, including partnerships or out-licensing, to advance these assets with appropriate funding while conserving cash. The Company expects to retain external consultant(s), as needed, with cumulative annual fees not anticipated to exceed $200,000, to provide subject-matter expertise in cannabinoid-related drug development.

3. Virtual operating model. The Company is transitioning to a virtual operating model to minimize cash burn while prioritizing its clinical-stage program.

Results of Operations

Integrating the results of the acquisition of five preclinical drug candidate assets and the subsequent Restructuring Plan, the company is a development stage company currently performing clinical trials to obtain Food and Drug Administration (“FDA”) approval and commercialization of our product.

During the year ended March 31, 2025, Phytanix incurred a loss from operations of $2,593,561 as compared to $403,792 for the year ended March 31, 2024. The increase in the loss is primarily due to an increase in research and development expense of $347,970 from $28,770 for the year ended Mach 31, 2024 to $376,740 for the year ended March 31, 2025, an increase in legal of $183,097 from $0 for the year ended March 31, 2024 to $183,097 for the year ended March 31, 2025, an increase in consulting fees of $561,698 from $105,886 for the year ended March 31, 2024 to $667,584 for the year ended March 31, 2025, and an increase in bad debt expense of $1,023,235 from $0 for the year ended March 31, 2024 to $1,023,235 for the year ended March 31, 2025. The increase in research and development expense is due to the fact that the former Phytanix Bio, Inc., which was acquired by the Company in May 2025 but is being treated as the accounting acquirer and therefore solely responsible for the historical operating expenses, was conducting pre-clinical development work on three cannabinoid and two stillbenoid drug candidate compounds during the quarter that ended March 31, 2025. By contrast, the former Phytanix Bio was conducting little or no drug development work in the quarter ended March 31, 2024 (as Phytanix Bio had only been incorporated in Nevada in 2024). The increase in consulting fees was due to the former Phytanix Bio’s practice of hiring several new drug development consultants during late 2024 that had not been working on behalf of the company prior to March 31, 2024. The increase in bad debt expense was due to the write-off of receivables generated when Phytanix advanced funds to Chain Bridge I, a special purpose acquisition company (SPAC) that was a party to an agreement to acquire Phytanix Bio that was terminated during the quarter that ended March 31, 2025.

Liquidity and Capital Resources

Since our inception, we have incurred significant operating losses. We have not yet commercialized any of our product candidates and we do not expect to generate revenue from sales of any product candidates for several years, if at all. To date, we have primarily financed our operations through the public offering of our equity securities and the private placement of our convertible securities.

In June 2024, the SEC declared effective a shelf registration statement filed by us. This shelf registration statement allows us to issue any combination of our common stock, preferred stock, debt securities, warrants, or units from time to time for an aggregate initial offering price of up to $100 million. In July 2021, we entered into an At Market Issuance Agreement, or the ATM Agreement, with B. Riley Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC, or the Sales Agents, under which we may issue and sell from time to time up to $10.0 million of our common stock through or to the Sales Agents, as agent or principal. Any sale of shares of our common stock under the Sales Agreement will be made under our shelf registration statement on Form S-3. Sales of our common stock under the Sales Agreement are made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has sold approximately 800,000 shares under the ATM Agreement. Also, as the price of our stock has declined, the value of stock that can be sold under the ATM facility has declined. As of June 30, 2025, approximately $1.0 million of our common stock remained available for sale under the Sales Agreement.

Operating activities used $1,768,908 and $270,614 in cash for the years ended March 31, 2025 and 2024, respectively. The use of cash in operating activities during the year ended March 31, 2025, primarily comprised of $3,591,858 net loss, $598,810 in amortization of debt discount, $1,023,235 in bad debt expense, and a $388,118 increase of accounts payable and accrued liabilities, which included payments to legal and accounting professionals, payments to consultants, and other administrative expenses.

Investing activities provided no cash for the years ended March 31, 2025 and 2024, respectively.

Financing activities provided $1,809,265 and $297,169 by cash for the years ended March 31, 2025 and 2024 respectively. The cash provided by financing activities during the year ended March 31, 2025 consisted primarily of $1,622,003 from proceeds from notes payable and $187,062 from proceeds from related party loans.

We continually project anticipated cash requirements, predominantly from the ongoing funding requirements of our neuropeptide drug development program. The majority of these expenses relate to paying external vendors such as Contract Research Organizations (CROs) and peptide synthesizer companies. They could also include business combinations, capital expenditures, and new drug development working capital requirements. As of March 31, 2025, we had cash of $14,531 and working capital deficit of $4,952,959.

We anticipate that losses will continue for the foreseeable future. Based on our current operating plans, we believe that our cash resources will be sufficient to fund the Company’s operations until approximately the end of the second quarter of FY 2027 (the quarter that ends September 30, 2026). In order to continue our operations beyond our forecasted runway we will need to raise additional capital, and we have no committed sources of additional capital at this time. The forecast of cash resources is forward-looking information that involves risks and uncertainties, and the actual amount of our expenses could vary materially and adversely as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our expenses could prove to be significantly higher than we currently anticipate. Management does not know whether additional financing will be on terms favorable or acceptable to us when needed, if at all. If adequate additional funds are not available when required, or if we are unsuccessful in entering into partnership agreements for further development of our product candidates, management may need to curtail its development efforts and planned operations.

Plan of Operations

Business Overview

The Company is in its developmental stage, with encouraging but not conclusive evidence that its lead drug candidate, PT00114, may be effective as an anti-anxiety and/or anti-depression drug. It is focused on confirming the efficacy of this drug candidate, along with performing the other preclinical steps needed to progress along the pathway to bring this drug candidate into human clinical trials and eventually, to the global market to provide a new pharmaceutical for patients suffering from anxiety or treatment-resistant depression.

If we are able to successfully develop our drug, PT00114, and obtain FDA approval, we could then begin marketing and selling it in the United States and generate revenue. FDA approval to begin commercial sales is the singular gating item that will allow us to begin generating sales revenue in the U.S., so it will have an enormous impact on our business plan and our financial condition. It is anticipated that the sale of our drug will allow the Company to generate enough sales revenue to support all of our operations and to generate a profit. However, given the stage of development, even if FDA Approval is obtained, we do not anticipate generating any revenue from sales prior to 2027. On May 22, 2024, we announced the results of the single dose portion of the Phase I study for PT00114.

Development Milestones Currently Anticipated

Recent communications with the U.S. FDA, the European The Federal Institute for Drugs and Medical Devices (Bundesinstitut für Arzneimittel und Medizinprodukte, or BfArM ) and other regional regulatory authorities have resulted in following revised guidance for clinical timelines.

●	Anticipate Q2 FY 2026 (the quarter ending September 30, 2025) Complete multiple dose portion of Phase I study for PT00114

●	Anticipate Q2 FY 2026 (the quarter ending September 30, 2025) Public availability of results from multiple dose portion of Phase I study for PT00114

●	Anticipate Q4 FY2026 (he quarter ending March 31, 2026) : Initiation of Phase IIa study for PT00114

Human Resources (current state of employees)

The Company has four part-time employees: Garo H. Armen, PhD, the Executive Chairman, Andrew Slee, PhD, Chief Development Officer, Robert S. Stein, MD, PhD, Chief Medical Officer, and Alexander K. Arrow, MD, the Chief Financial Officer, and one full-time employee, Lauren Mueller, PhD, a Senior Research Scientist. The Company also has three paid consultants: Dalia Barsyte, PhD, Scientific Advisor, David Lovejoy, PhD, Scientific Advisor, and Zack Armen, Strategic Advisor.

Off Balance Sheet Arrangements

We have no material off-balance sheet arrangements that are likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital resources, or capital expenditures.

Critical accounting policies and estimates

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The notes to the consolidated financial statements contained in this Annual Report describe our accounting policies used in the preparation of the consolidated financial statements. None of those policies are deemed to be critical accounting policies nor critical accounting estimates. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

Recently Issued Accounting Pronouncements

None

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements and accompanying notes of Phytanix Bio Inc. as of and for the years ended March 31, 2025 and 2024 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025, the unaudited pro forma combined statement of operations for the year ended March 31, 2025, and the related notes of Phytanix Bio Inc. with respect to the transaction described above, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description
23.1	Consent of GreenGrowth CPAs Inc. the independent auditor of Phytanix Bio, Inc.
99.1	Audited financial statements of Phytanix Bio Inc., as of and for the years ended March 31, 2025 and 2024.
99.2	Unaudited pro forma condensed combined financial information of Protagenic Therapeutics, Inc., as of and for the year ended March 31, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: August 27, 2025	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer